UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2006

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	65-0903895
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.02.	Results of Operations and Financial Condition.

Item 7.01.	Regulation FD Disclosure.

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and Item 7.01, “Regulation FD Disclosure.”

On February 6, 2006, Net 1 UEPS Technologies, Inc. (“Net1”) issued a press release setting forth Net1’s second quarter fiscal 2006 earnings. A copy of Net1’s press release is attached as Exhibit 99.1.

Item 8.01.	Other Events

On February 3, 2006, Net1 issued a press release announcing that its subsidiary, Net 1 Applied Technologies South Africa Limited, has formed a joint venture company in Botswana to launch and operate a national UEPS smart card-based switching and settlement system. A copy of Net1’s press release is furnished as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(a)	Exhibits.

	99.1	Press Release, dated February 6, 2006, issued by Net 1 UEPS Technologies, Inc., announcing second quarter results.

	99.2	Press Release, dated February 3, 2006, issued by Net 1 UEPS Technologies, Inc., announcing extension of footprint into Botswana.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: February 6, 2006	By:	/s/ Dr. Serge C.P. Belamant

Dr. Serge C.P. Belamant
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated February 6, 2006, issued by Net 1 UEPS Technologies, Inc., announcing second quarter results.
99.2	Press Release, dated February 3, 2006, issued by Net 1 UEPS Technologies, Inc., announcing extension of footprint into Botswana.